Exhibit 23.2

[MOSS ADAMS LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Skagit State Bancorp, Inc.
Burlington, Washington

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Skagit State Bancorp, Inc., relating to the 2005 Incentive Stock Plan of Skagit State Bancorp, Inc. and Humphrey Restricted Stock Award, of our report dated March 27, 2006, relating to the financial statements appearing in the Annual Report on Form 10-K of Skagit State Bank for the year ended December 31, 2005.

/s/ Moss Adams LLP

Bellingham, Washington
November 9, 2006